                                                              FILE NO. 333-44173
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
       (TO THE PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)
                                     PROSPECTUS NUMBER: 1837


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES



PRINCIPAL AMOUNT:        $35,000,000


CUSIP NUMBER:            59018S Y81


INTEREST RATE:           5.31000%


ORIGINAL ISSUE DATE:     February 2, 1999


STATED MATURITY DATE:    January 30, 2001


INTEREST PAYMENT DATES:  Each January 30th and July 30th, commencing on July 30, 1999, subject to
                         Following Business Day Convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   January 28, 1999

